Exhibit 99.1

[BANK OF FLORIDA CORPORATION HEADER]

Bank Of Florida Corporation

Postpones Marketing of Public Offering

Naples, Fla. – November 19, 2009 – Bank of Florida Corp. (Nasdaq: BOFL), a $1.5 billion-asset multi-bank holding company based in Naples, Florida, announced today that as a result of current market conditions, the Company has postponed the marketing of its public offering. The Company’s offering remains in registration with the Securities and Exchange Commission.

Chief Executive Officer and President Michael L. McMullan stated that “recent negative industry announcements, including unexpected third quarter losses reported by Florida-based bank holding companies that raised capital in the third quarter, has adversely impacted the capital raising environment. Although we had some positive discussions last week, it appears that public investors are back on the sidelines for the very near future.” Mr. McMullan added “we weren’t surprised by the comments we received about bank stocks last week, however, a public offering was an avenue we were encouraged to explore. While we have postponed marketing our offering, we will continue to monitor the public equity markets. Fortunately, we have also been working on other capital strategies for some time now and we will refocus our primary attention to those options.”

Bank of Florida Corp, incorporated in September 1998, is one of the six largest publicly traded commercial banks headquartered in Florida.

BANK OF FLORIDA CORPORATION

Bank of Florida Corp. (Nasdaq: BOFL), is a $1.5 billion-asset multi-bank holding Company located in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida – Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough and Pinellas Counties; and Bank of Florida Trust Company, collectively referred to as the “Company.” Investor information may be found on the Company’s website, http://www.bankofflorida.com, by clicking on “Investor Relations.” To receive an email alert of all Company press releases, SEC filings, and events, select the “Email Notification” section.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2009 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Bank of Florida Corporation has filed a registration statement (including a prospectus) (SEC File Number 333-161252) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-226-5352.

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